                                                                          10.13

                           THIRD AMENDMENT TO LEASE

  WHEREAS, Alexander H. McNeil, Trustee of First Stone Ridge Nominee Trust III, under a Declaration of Trust dated May 25, 1988 and registered with the Norfolk County Registry District of the Land Court as Document No. 545593 (the "Landlord") entered into a lease dated February 13, 1991 (the "Lease") with Groundwater Technology, Inc. (the "Tenant"); and

  WHEREAS, on May 24, 1991, the Landlord and Tenant executed a First Amendment to Lease; and,

  WHEREAS, on August 20, 1991, the Landlord and Tenant executed a Second Amendment to Lease; and,

  WHEREAS, the Landlord and Tenant desire to further amend the Lease,

  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein and in the Lease contained, the parties hereto hereby agree to the following changes in the Lease which shall become effective August 1, 1994:

  The designation of the Landlord and Tenant as set forth in Exhibit I of the Lease is amended to read as follows:

  TENANT:        Groundwater Technology, Inc.
                 100 River Ridge Drive
                 Norwood, MA 02062
                 ATTENTION: Mary Stack, Corporate Controller

  LANDLORD:      First Stone Ridge Nominee Trust III
                 Paul E. Tryder, Trustee
                 c/o Cornerstone Corporation
                 725 Canton Street
                 Norwood, MA 02062

  1) The description of the Premises set forth in Exhibit I of the Lease is amended to read as follows:

    Suite 102, Suite 103, Suite 110 and Suite 300 together consisting of approximately 42,015 rentable square feet. Suite(s) 102 and 103 are further identified by Exhibit A annexed hereto.

  2) Exhibit I, Article 3, as amended by the Second Amendment to Lease, is further amended to read:

   Term Commencement Date: August 1, 1991
   Rent Commencement Date: August 1, 1992
   Termination Date:       July 31, 2002

  3) Exhibit I, Article 4 is amended to read as follows:

    Use of Premises: Professional Office/Warehouse

  4) Basic Rent, as set forth in Exhibit I, Article 5 is amended to read:

                                                  YEAR 1  YEARS 2-4  YEARS 5-11
                                                  ------ ----------- -----------
   Per Year......................................    0   $546,996.00 $621,822.00
   Per Month.....................................    0   $ 45,583.00 $ 51,818.50
   Per Square Foot...............................    0   $     14.80 $     14.80

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

  5) The amount of the Tenant's Proportionate Building Share is amended to read:

   Tenant Square
    Footage              42,015
                        -------   = 41.3%
   Building Square      101,667
    Footage

  6) The first sentence of Article 2 is amended to read as follows:

    The Premises ("Premises") are that portion of the ("Building") described in Exhibit I, substantially outlined in the Lease Plans (Exhibit B) hereto attached and incorporated by reference as a part hereof.

  7) Article 7.1 of the Lease is hereby deleted and the following Article 7.1 is inserted in place thereof:

    7. ESCALATION (See Addendum attached hereto)

    7.1 Additional Rent/Tax Escalation. Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share (41.3%) of any increase in Building Operating Expenses, Office Operating Expenses and Real Estate Taxes exceeding a combined total of $6.00 per rentable square foot. Tenant shall pay to Landlord Tenant's Proportionate Share of such increase within thirty (30) days after delivery of a statement by Landlord to Tenant. Landlord may require monthly payments on account thereof, based upon the most current estimates for Operating Expenses and Real Estate Taxes for the Property. If the total of such monthly remittance is greater than the amount due hereunder, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder; if the total of remittances is less than the amount due hereunder, Tenant shall pay the difference to Landlord upon being billed therefor. This obligation is due over and above the basic rent and shall constitute additional rent, with Landlord having all rights in respect of nonpayment thereof as it shall have under this lease and principles of law and equity for and in respect of the nonpayment of the basic rent.

  8) Article 15.5 is amended to read as follows:

    The Tenant, at its sole expense, shall comply with all laws, rules, orders and regulations of federal, state, county and municipal authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty on Landlord or Tenant and/or with all rules, orders, regulations or requirements of the Board of Fire Underwriters or similar organization having jurisdiction thereof with respect to or arising out of Tenant's use or occupancy of the Premises. The Landlord hereby covenants and agrees to comply with the provisions of the "Americans With Disabilities Act of 1990", any amendments thereto and all rules and regulations promulgated thereunder.

  9) Article 26.6 of the Lease is amended by adding thereto the following:

    Prior to August 12, 1994, the Landlord will complete all of the work specified on Exhibit C attached hereto.

  10) Article 27.4 of the Lease is amended by adding thereto the following:

    The Tenant will be provided with fourteen (14) labeled reserved parking spaces in the rear of the parking lot identified by Exhibit D annexed hereto for the purpose of parking and storage of service trucks.

  11) Article 27.8 of the Lease is amended by adding the following:

    No rent shall be due from Tenant to Landlord for the period of time beginning August 1, 1994 and ending July 31, 1995 for the space in Suite(s) 102 and 103.

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

  12) Section B., Subsection 4h. of the "Addendum" to lease is amended to add the following sentence(s):

    6) Real estate taxes on vacant land not used by Tenant.

    7) Vacant land development expenses unless development is requested by Tenant.

    8) Cafeteria subsidy charges for the cafeteria located at 100 River Ridge Drive shall be reduced from Eighteen Thousand ($18,000.00) in 1994 to a total annual amount of Nine Thousand ($9,000.00) Dollars for calendar year 1995. For the remaining subsequent years of Tenant's lease, the cafeteria subsidy shall be eliminated.

    9) Any overhead or central office management or administrative operating costs (i.e., accounting fees payable to the management company, office supplies, office equipment, advertising/marketing, office telephone expenses, donations, etc.) shall not exceed Two Thousand Five Hundred ($2,500.00) Dollars per year.

  13) Capitalized terms not otherwise defined herein shall have the meaning for such terms ascribed in the Lease.

  14) In all other respects, the terms and provisions of the Lease are hereby ratified and confirmed and remain in full force and effect.

  IN WITNESS WHEREOF, the Landlord and Tenant have executed this Third Amendment to Lease as an instrument under seal this 28th day of November, 1994.

                               LESSOR:    First Stone Ridge Nominee Trust III

                                                     /s/ Paul E. Tryder
                                          By___________________________________
                                             Paul E. Tryder, Successor Trustee

                               TENANT:    Groundwater Technology, Inc.

                                                       /s/ Mary Stack
                                          By___________________________________
                                              Mary Stack, Corporate Controller

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